Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:

Jessica Bieber
Director of Strategic Communications & Media
Fallston Group, LLC
410.420.2001
jessica.bieber@fallstongroup.com

Hamilton Bancorp, Inc. Appoints Joseph Bouffard to Board of Directors

TOWSON, Md. (Jan. 23, 2015)—Hamilton Bancorp, Inc. (the “Company”) (NASDAQ: HBK) today announced the election of Joseph Bouffard to its board of directors. Bouffard joins seven other board members currently overseeing the community bank’s financial and operational success.

“I am honored to welcome Joe as a member of the Company’s board of directors,” said Robert DeAlmeida, the Company’s president and CEO. “Joe is a seasoned financial executive with a demonstrated track record of success working for community banks. I am confident his knowledge of banking, public companies and senior leadership will make him a great addition to the board.”

With more than 25 years of experience working for Baltimore-based community financial institutions and more than 15 years serving as president for area community banks, Bouffard has extensive ties to the Baltimore banking industry. Most recently, Bouffard served as president and CEO of Baltimore County Savings Bank for eight years before resigning in December 2014. Prior to that, Bouffard served as president and CEO of The Patapsco Bank, senior vice president of The Bank of Baltimore, president and COO of Municipal Savings Bank, a subsidiary of Baltimore Bancorp, and vice president of The Bank of Baltimore.

“I am pleased to join Hamilton Bancorp, Inc.’s board of directors,” said Bouffard. “I have spent my entire career in the Baltimore banking industry working with institutions similar to Hamilton, and I hope to share with the board my wealth of experience and perspective to help advance the mission and vision of the Company.”

Currently, Bouffard serves as board member and chairman of the compensation committee of Maryland Financial Bank and is an active member of the membership committee for the American Bankers Association. He previously served on the American Bankers Association Community Bankers Council, as a board member of the Dundalk Community College Foundation, and as a board member of the Maryland Bankers Association. After earning a bachelor’s degree in business administration from University of Baltimore, Bouffard earned his MBA from Loyola University Maryland, formerly Loyola College. Bouffard resides in Fallston, Maryland with his wife.

For additional information about the Company, contact Jessica Bieber at 410-420-2001 or by email at jessica.bieber@fallstongroup.com.

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About Hamilton Bank

Founded in 1915, Hamilton Bank is a community bank with $293 million in assets and $42.0 million in regulatory capital. The bank employs more than 55 people and operates four branch locations across Greater Baltimore, serving the communities of Cockeysville, Pasadena, Towson and Baltimore in Maryland. Whether online or on the corner, Hamilton Bank is a community bank that cares about its customers. www.Hamilton-Bank.com.

Member FDIC and Equal Housing Lender

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, legislative and regulatory changes that could adversely affect the business in which Hamilton Bancorp, Inc. and Hamilton Bank are engaged, and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.